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                          SECURITIES PURCHASE AGREEMENT

                                 BY AND BETWEEN

                               PURE BIOFUELS CORP.

                                       AND

                              PLAINFIELD PERU I LLC
                             PLAINFIELD PERU II LLC

                         ------------------------------

                         Dated as of September 12, 2007

                         ------------------------------

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I   DEFINITIONS .......................................................1

ARTICLE II  SALE AND PURCHASE ................................................12

  SECTION 2.1.  Agreement to Sell and to Purchase; Purchase Price.............12
  SECTION 2.2.  Closing.......................................................12

ARTICLE III THE NOTES.........................................................12

  SECTION 3.1.  Authorization of the Notes....................................12
  SECTION 3.2.  No Optional Prepayments.......................................12
  SECTION 3.3.  Purchase of Notes.............................................12
  SECTION 3.4.  Change of Control.............................................13
  SECTION 3.5.  Convertibility................................................14
  SECTION 3.6.  Anti-Dilution Adjustments.....................................15
  SECTION 3.7.  Forced Conversion.............................................18

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................19

  SECTION 4.1.  Company Status................................................19
  SECTION 4.2.  Power and Authority...........................................19
  SECTION 4.3.  No Violation..................................................19
  SECTION 4.4.  Approvals.....................................................19
  SECTION 4.5.  True and Complete Disclosure..................................20
  SECTION 4.6.  Use of Proceeds...............................................20
  SECTION 4.7.  Capital Stock.................................................20
  SECTION 4.8.  Private Offering..............................................21
  SECTION 4.9.  Brokers and Finders...........................................21
  SECTION 4.10. Representations and Warranties in Other Documents.............21

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................22

  SECTION 5.1.  Organization; Authorization; Enforceability...................22
  SECTION 5.2.  Private Placement.............................................22
  SECTION 5.3.  Brokers or Finders............................................23
  SECTION 5.4.  Transfer or Resale; Legends...................................23
  SECTION 5.5.  No Violation; Consents........................................25
  SECTION 5.6.  Short Position................................................25

ARTICLE VI  AFFIRMATIVE COVENANTS.............................................25

  SECTION 6.1.  Access to Books and Records...................................25
  SECTION 6.2.  Use of Proceeds...............................................25
  SECTION 6.3.  Periodic Information..........................................25
  SECTION 6.4.  Directors and Officers Insurance; Indemnification.............26
  SECTION 6.5.  Conversion Shares.............................................26
  SECTION 6.6.  Stockholders Meeting..........................................26
  SECTION 6.7.  Plainfield Director...........................................26
  SECTION 6.8.  Information Covenants.........................................27
  SECTION 6.9.  Information Covenants.........................................30

                                       (i)
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                                Table of Contents
                                   (Continued)

                                                                            Page

  SECTION 6.10. Maintenance of Property; Insurance............................30
  SECTION 6.11. Maintenance of Property; Insurance............................30
  SECTION 6.12. Compliance with Statutes, etc.................................30
  SECTION 6.13. Compliance with Environmental Laws............................30
  SECTION 6.14. End of Fiscal Years; Fiscal Quarters..........................31
  SECTION 6.15. Performance of Obligations....................................31
  SECTION 6.16. Payment of Taxes..............................................31
  SECTION 6.17. Annual Business Plan..........................................31
  SECTION 6.18. ERISA.........................................................32

ARTICLE VII NEGATIVE COVENANTS................................................32

  SECTION 7.1.  Encumbrances..................................................32
  SECTION 7.2.  Consolidation, Merger, Purchase or Sale of Assets, etc........33
  SECTION 7.3.  Dividends.....................................................33
  SECTION 7.4.  Indebtedness..................................................33
  SECTION 7.5.  Advances, Investments and Loan................................34
  SECTION 7.6.  Transactions with Affiliates..................................34
  SECTION 7.7.  Capital Expenditures..........................................34
  SECTION 7.8.  Modifications of Certificate of Incorporation, By-Laws and
                 Certain Other Agreements; Limitations on Voluntary
                 Payments, etc................................................34
  SECTION 7.9.  Limitation on Issuance of Capital Stock.......................35
  SECTION 7.10. Business; etc.................................................35

ARTICLE VIII CONDITIONS PRECEDENT TO CLOSING..................................35

  SECTION 8.1.  Conditions to the Company's Obligations.......................35
  SECTION 8.2.  Conditions to Purchaser's Obligations.........................36

ARTICLE IX  EVENTS OF DEFAULT.................................................37

  SECTION 9.1.  Events of Default.............................................37

ARTICLE X   REMEDIES ON DEFAULT, ETC..........................................39

  SECTION 10.1. Acceleration..................................................39
  SECTION 10.2. Other Remedies................................................40
  SECTION 10.3. Rescission....................................................40
  SECTION 10.4. No Waivers or Election of Remedies, Expenses, etc.............41

ARTICLE XI  AMENDMENT AND WAIVER..............................................41

  SECTION 11.1. Requirements..................................................41
  SECTION 11.2. Solicitation of Holders of Notes..............................41
  SECTION 11.3. Binding Effect, etc...........................................42
  SECTION 11.4. Notes held by Company, etc....................................42

ARTICLE XII REGISTRATION; EXCHANGE; SUBSTITUTION AND PAYMENT OF NOTES.........42

  SECTION 12.1. Registration of Notes.........................................42

                                      (ii)
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                                Table of Contents
                                   (Continued)

                                                                            Page


  SECTION 12.2. Transfer and Exchange of Notes................................42
  SECTION 12.3. Replacement of Notes..........................................43

ARTICLE XIII MISCELLANEOUS....................................................43

  SECTION 13.1. Indemnification...............................................43
  SECTION 13.2. Notices.......................................................44
  SECTION 13.3. Governing Law; Submission to Jurisdictionl Venue; Waiver
                 of Jury Trial................................................45
  SECTION 13.4. Headings Descriptive..........................................46
  SECTION 13.5. Exhibits and Schedules........................................46
  SECTION 13.6. Expenses......................................................46
  SECTION 13.7. Press Releases and Public Announcements.......................47
  SECTION 13.8. Assignment; No Third Party Beneficiaries......................47
  SECTION 13.9. Severability..................................................47
  SECTION 13.10. Counterparts.................................................47
  SECTION 13.11. Further Assurances...........................................47
  SECTION 13.12. No Waiver; Remedies Cumulative...............................47
  SECTION 13.13. Specific Performance.........................................48
  SECTION 13.14. Confidentiality..............................................48

                                      (iii)

                          SECURITIES PURCHASE AGREEMENT

          SECURITIES PURCHASE AGREEMENT dated as of September 12, 2007 (this "Agreement"), by and between PURE BIOFUELS CORP., a Nevada corporation (the "Company"), and PLAINFIELD PERU I LLC, a Delaware limited liability company ("LLC1"), and PLAINFIELD PERU II LLC, a Delaware limited liability company ("LLC2" and together with LLC1, the "Purchaser").

                              W I T N E S S E T H:

          WHEREAS, the Company desires, subject to the terms and conditions set forth herein, to issue and sell to Purchaser, and Purchaser desires, subject to the terms and conditions set forth herein, to purchase $10,000,000 aggregate principal amount of the 10%/12% Senior Convertible PIK Election Notes due 2012 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 12 of this Agreement and any notes issued in kind as interest pursuant to the terms of the Notes), convertible into 16,666,667 shares of Common Stock (subject to adjustment) representing, in the aggregate, 10.1% of the fully diluted shares of Common Stock, as of the date hereof;

          WHEREAS, the Company desires, subject to the terms and conditions set forth herein, to issue to Purchaser, and Purchaser desires, subject to the terms and conditions set forth herein, to subscribe for, 11,000,000 shares of Common Stock (the "Issue Date Common Stock") representing, in the aggregate, 6.6% of the fully diluted shares of Common Stock, as of the date hereof;

          WHEREAS, the Company desires, subject to the terms and conditions set forth herein, to issue to Purchaser, and Purchaser desires, subject to the terms and conditions set forth herein, to subscribe for, warrants to purchase shares of Common Stock (the "Warrants," and together with the Notes and the Issue Date Common Stock, the "Securities"), which shall be exercisable into 56,938,245 shares of Common Stock (subject to adjustment) representing, in the aggregate, 34.4% of the fully diluted shares of Common Stock, as of the date hereof;

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

          (a) As used in this Agreement, the following terms shall have the following meanings:

          "2006 Private Placement Warrants" means the aggregate 3,702,101 warrants with an exercise price of $1.50 issued to certain private placement investors prior to the date hereof.

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          "Affiliate" means, with respect to any Person, any other Person
(including, but not limited to, all directors and officers of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (a) to vote 20% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (b) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that none of the Purchaser, any Holder or any of their respective Affiliates shall be considered an Affiliate of the Company or its Subsidiaries.

          "Applicable Law" means (a) any United States federal, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any applicable national stock exchange or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Company, or any of the Subsidiaries are listed or quoted.

          "Authorized Representative" means Luis Goyzueta or Steven Magami or any person or persons that has or have been authorized by the Board of Directors or the board of directors of Pure Biofuels del Peru S.A.C. and Palma Industrial S.A.C. and are otherwise reasonably acceptable to Plainfield Special Situations Master Fund Limited.

          "Binding Letter of Intent" means the binding letter of intent between Pure Biofuels del Peru S.A.C. and Interpacific Oil S.A.C. entered into on May 11, 2007.

          "Board of Directors" means the Board of Directors of the Company.

          "Business Day" means any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

          "Capital Expenditures" means, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP or International GAAP, as the case may be, and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

          "Capitalized Lease Obligations" means, with respect to any Person, all rental obligations of such Person which, under GAAP or International GAAP, as the case may be, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

          "Cash Equivalents" means, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof

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(provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, and (c) U.S. dollar-denominated time deposits, certificates of deposit and bankers acceptances of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's with maturities of not more than six months from the date of acquisition by such Person.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. Section 9601 et seq.

          "Change of Control" means the occurrence of any of the following:
(i) any Person (including a Person's Affiliates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of the total voting power of the Company's Common Stock, (ii) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the common stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the voting power of the common stock of the surviving corporation immediately after such consolidation or merger, (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors, (iv) either of Pure Biofuels Del Peru S.A.C. or Palma Industrial S.A.C. ceases to be a wholly-owned Subsidiary of the Company, or (v) Luis Humberto Goyzueta (i) transfers, in one or a series of transactions, more than 10% of the Company's Common Stock or (ii) ceases to control (as such term is used in clause (b) of the definition of "Affiliate") each of the Company and its Subsidiaries.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Commission" means the United States Securities and Exchange
Commission.

          "Commission Filings" means, with respect to any point in time, all reports, registration statements and other filings filed by the Company or any Subsidiary with the Commission (and all notes, exhibits and schedules thereto and all documents incorporated by

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
reference therein) filed by the Company or any Subsidiary, prior to such point in time, pursuant to the Exchange Act.

          "Common Stock" means the common stock, par value $.001 per share, of the Company.

          "Company Disclosure Schedule" means the Company disclosure schedule delivered to the Purchaser concurrently with the date hereof.

          "Contingent Obligation" means, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Contract" means any contract, lease, loan agreement, mortgage, security agreement, trust indenture, note, bond, instrument, or other agreement or arrangement (whether written or oral).

          "Conversion Price" means $0.60, subject to adjustments set forth in
Section 3.6.

          "Conversion Shares" means the shares of Common Stock issuable upon the conversion of the Notes.

          "Credit Parties" has the meaning ascribed to such term in the Loan Agreement.

          "Dividend" means, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common Capital Stock of such Person) or cash to its stockholders, partners or members in their capacity as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other Capital Stock outstanding on or after the Closing Date (or any options or warrants issued by such Person

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
with respect to its Capital Stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the Capital Stock of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its Capital Stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

          "Domestic Subsidiary" means any Subsidiary of the Company other than a Foreign Subsidiary.

          "Encumbrance" means any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" means any statute, law, treaty, convention, rule, regulation, ordinance, code, guideline, policy or principal of law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any order or consent decree or any agreement entered into with any Governmental Authority ("Law"), relating to the environment, employee health and safety or Hazardous Materials, applicable to the Company or any of its Subsidiaries or their respective operations or assets or Real Property owned, leased, or operated by the Company or any of its Subsidiaries , including, without limitation, any state, provincial, regional or local Law of Peru, and any federal, state or local law of the United States, relating to the environment, employee health and safety or Hazardous Materials.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

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
          "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with any of the Company or its Subsidiaries or would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of any of the Company or its Subsidiaries being or having been a general partner of such person.

          "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder.

          "Excluded Stock" means (i) shares of Common Stock issued upon conversion of the Notes; (ii) shares of Common Stock issued by the Company in transactions that are described in Section 3.6(a) hereof; (iii) any shares of Common or warrants Stock issued by the Company in connection with the Binding Letter of Intent (iv) all options, warrants, and any other type of securities and any securities to be issued upon exercise or conversion thereof issued by the Company and outstanding as of the date hereof and listed on Schedule 4.7; and (v) shares of Common Stock issued upon exercise of the Warrants.

          "Existing Indebtedness" has the meaning ascribed to such term in the Loan Agreement.

          "Fair Market Value" means, with respect to any asset (including any Capital Stock of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, an Authorized Representative, of the Person selling such asset.

          "Final Maturity Date" means September 12, 2012.

          "Foreign Subsidiary" means any Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

          "Governmental Authority" means the government of the United States, Peru, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any chemical, material or substance, the use of, exposure to, or Release of which is prohibited, limited or regulated by any applicable Governmental Authority or could give rise to an Environmental Claim.

          "Holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 12.1.

          "Indebtedness" means, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) the maximum amount available to be drawn or paid under all letters of credit, bankers' acceptances, bank guaranties, surety and appeal bonds and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers' acceptances, bank guaranties, surety and appeal bonds and similar obligations, (c) all indebtedness of the types described in clause (a),
(b) and (d) of this definition secured by any Encumbrance on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the lesser of the Fair Market Value of the property to which such Encumbrance relates and the stated amount of such Indebtedness), (d) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations and (e) all Contingent Obligations of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is directly liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

          "International GAAP" shall mean generally accepted accounting principles outside the United States as in effect from time to time.

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Loan Agreement" means the loan agreement, dated September 12, 2007, among Pure Biofuels del Peru S.A.C. and Palma Industrial S.A.C., as Borrowers, the Company, as Guarantor, the lenders from time to time party thereto and Plainfield Special Situations Master Fund Limited, as administrative agent.

          "Loan Documents" has the meaning ascribed to such term in the Loan Agreement.

          "Management Agreements" has the meaning ascribed to such term in the Loan Agreement.

          "Margin Stock" has the meaning provided in Regulation U.

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
          "Market Price" as of any date (the "Reference Date") means the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the American Stock Exchange, the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, whichever is at the time the principal trading exchange or market for the Common Stock (a "Principal Market"), the volume weighted average price of the Common Stock on the Principal Market on which the Common Stock is then listed or quoted for the 10 Trading Days immediately preceding the Reference Date ; (b) if the Common Stock is not then listed or quoted on a Principal Market and if prices for the Common Stock are then quoted on the Over-The-Counter Bulletin Board, the volume weighted average price of the Common Stock on the Over-The-Counter Bulletin Board for the 10 Trading Days immediately preceding the Reference Date; (c) if the Common Stock is not then listed or quoted on the Over-The-Counter Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average of the closing bid and ask price per share of the Common Stock so reported for the 10 Trading Days immediately preceding the Reference Date; or
(d) in all other cases, the fair market value of a share of Common Stock as determined by the Company's Board of Directors acting reasonably and in good faith and evidenced by a resolution of such Board of Directors.

          "Material Adverse Effect" means (a) a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or (b) a material adverse effect (i) on the rights or remedies of the Holders or Purchaser hereunder or under any other Transaction Document, or (ii) on the ability of the Company to perform its obligations to the Holders or Purchaser hereunder or under any other Transaction Document.

          "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

          "Net Insurance Proceeds" means, with respect to any Recovery Event, the cash proceeds received by the respective Person in connection with such Recovery Event (net of (a) reasonable costs and taxes incurred in connection with such Recovery Event and (b) required payments of any Indebtedness which is secured by the respective assets the subject of such Recovery Event).

          "NGCL" means Chapters 78 and 92A of the Nevada Revised Statutes.

          "Note Documents" means this Agreement and the Notes.

          "Officer" means the Chairman, any Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

          "Officers' Certificate" means a written certificate signed in the name of the Company by any two Officers, and delivered to the Holders.

          "Permitted Holders" means Luis Humberto Goyzueta or Plainfield Asset Management LLC, its Affiliates and their successors or assigns.

          "Person" means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any Governmental Authority.

          "Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA or any "plan" subject to Section 4975 of the Code.

          "Purchaser Affiliate" means (a) any direct or indirect holder of any equity interests or securities in Purchaser (whether limited or general partners, members, stockholders or otherwise), (b) any Affiliate of Purchaser,
(c) any director, officer, employee, representative or agent of (i) Purchaser,
(ii) any Affiliate of Purchaser or (iii) any holder of equity interests or securities referred to in clause (a) above or (d) any person who is a "control person" of Purchaser, as defined under Section 15 of the Securities Act or
Section 20 of the Exchange Act.

          "Real Property" of any Person means all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" means the receipt by the Company or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable
(a) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of such Person or (b) under any policy of insurance maintained by any of them.

          "Registration Rights Agreement" means the Registration Rights Agreement, to be dated as of the Closing Date, to be entered into by and between the Company and Purchaser, in the form attached hereto as Exhibit B.

          "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and any successor to all or a portion thereof.

          "Release" means actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Required Holders" means, at any time, the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company, any Subsidiary or any of their respective Affiliates).

          "Responsible Officer" means as to any Person, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer or any Vice President of such

Person. Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Company.

          "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "Securities Act" means the Securities Act of 1933, and the rules and regulations of the Commission promulgated thereunder.

          "Stockholders Agreement" means the agreement, dated September 12, 2007, among LLC1, LLC2, the Company and the other stockholders party thereto.

          "Subsidiary" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "Trading Day" means a day on which the Common Stock traded on the Company's principal national securities exchange or quotation system or in the over-the-counter market and was not suspended from trading on any national securities exchange or quotation system or over-the-counter market at the close of business on such day.

          "Transaction Documents" means this Agreement, the Notes, the Registration Rights Agreement, the Stockholders Agreement, the Voting Agreement and the Warrants.

          "Transactions" means the transactions contemplated by this Agreement and the other Transaction Documents.

          "Transfer Agent" means Pacific Stock Transfer Company.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Voting Agreement" means the Voting Agreement, dated September 12, 2007, among LLC1, LLC2, the Company and the other stockholders party thereto.

          "Warrants" has the meaning set forth in the second recital to this Agreement. The Warrants shall be in the form attached hereto as Exhibit C.

          "Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Warrants in accordance with the terms of the Warrants.

          "Wharton Documents" means (i) the letter agreement dated November 2, 2006 from the Company in favor of Wharton Capital Partners Ltd. and Wharton Capital Markets, LLC ("Wharton"), as amended and extended by the letter agreement dated December 14, 2006; (ii) the Mutual Release dated January 30, 2007 between the Company and Wharton; (iii) the letter agreement dated April 18, 2007 among the Company and Wharton; (iv) the letter dated June 25, 2007 from Wharton to Luis Goyzueta and Steve Magami; and (v) any amendments or supplements to the foregoing or any other agreement, arrangement or settlement relating to the foregoing.

          "Working Capital Facility" means one or more unsecured working capital facilities approved by Purchaser in its reasonable discretion with banks or other lenders providing for revolving credit loans, term loans receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

          (b) As used in this Agreement, the following terms shall have the meanings given thereto in the Sections set forth opposite such terms:

      Term                       Section
      ------------------------   --------------------
      Accredited Investor        5.2(f)
      Agreement                  Preamble
      Amendment Date             6.5
      Annual Business Plan       6.17
      Bankruptcy Code            9.1(e)
      Closing                    2.2
      Closing Date               2.2
      Company                    Preamble
      Indemnified Party          13.1(b)
      Indemnifying Party         13.1(c)
      Investment                 7.5
      Legend Removal Date        5.4(b)
      Losses                     13.1(b)
      Non-Affiliated Purchaser   5.4(b)
      Notices                    13.2
      Permitted Encumbrance      7.1
      Plainfield Director        6.7
      Purchase Price             2.1
      Purchaser                  Preamble
      Securities                 Third whereas clause

                                   ARTICLE II

                                SALE AND PURCHASE

          SECTION 2.1. Agreement to Sell and to Purchase; Purchase Price. Subject to the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, on the Closing Date, $10,000,000 in aggregate principal amount of the Notes, the Issue Date Common Stock and the Warrants for a purchase price of $10,000,000 (the "Purchase Price").

          SECTION 2.2. Closing. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the purchase and sale of the Securities hereunder (the "Closing") shall take place at 10:00 a.m. at the offices of White & Case LLP, counsel to Purchaser, at 1155 Avenue of the Americas, New York, New York, on September 12, 2007 or on such other date as the parties shall mutually agree upon (the "Closing Date").

          At the Closing:

          (i) Purchaser shall deliver an amount equal to the Purchase Price (net of a funding fee in the amount of $200,000) via wire transfer of immediately available funds to such bank account as the Company shall have designated not later than one Business Day prior to the Closing Date.

          (ii) The Company shall deliver to Purchaser against payment of the Purchase Price, a certificate or certificates representing the Securities being purchased by Purchaser pursuant to Section 2.1, which shall be in definitive form and registered in the name of Purchaser or its nominee or designee and in a single certificate or in such other denominations as Purchaser shall have requested not later than one Business Day prior to the Closing Date;

                                   ARTICLE III

                                    THE NOTES

          SECTION 3.1. Authorization of the Notes. The Company will authorize the issuance of $10,000,000 aggregate principal amount of the Notes to be issued on the Closing Date and any Notes to be issued in kind as interest. The Notes shall be substantially in the form set forth in Exhibit A.

          SECTION 3.2. No Optional Prepayments. The Company may not make any optional prepayments on any of the Notes.

          SECTION 3.3. Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

          SECTION 3.4. Change of Control. (a) In the event of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of the Notes in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") all then outstanding Notes at a purchase price of 100% of the aggregate principal amount thereof plus an amount in cash equal to all accrued and unpaid interest thereon (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price").

          (b) Within 30 days following the Change of Control Date, the Company shall send by first class mail, postage prepaid, a notice to each Holder of Notes at such Holder's address as it appears in the register maintained by the Company pursuant to Section 12.1, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

                 (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this Section 3.4 and that all Notes validly tendered and not withdrawn will be accepted for payment;

                 (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 Business Days nor later than 60 Business Days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

                 (iii) that any Notes not tendered will continue to accrue interest;

                 (iv) that, unless the Company defaults in making payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                 (v) that Holders accepting the offer to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, duly endorsed for transfer together with such customary documents as the Company may reasonably require, in the manner and at the place specified in the notice prior to the close of business on the Business Day preceding to the Change of Control Payment Date;

                 (vi) that Holders will be entitled to withdraw their acceptance if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                 (vii) that Holders whose Notes are purchased only in part will be issued a new certificate representing the aggregate principal amount of Notes equal to the unpurchased portion of the aggregate principal amount of Notes surrendered; and

                 (viii) the circumstances and relevant facts regarding such Change of Control.

          (c) The Company will comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the purchase of the Notes in connection with a Change of Control Offer.

          (d) On the Change of Control Payment Date, the Company shall (A) accept for payment the Notes tendered pursuant to the Change of Control Offer,
(B) promptly mail to each Holder of shares so accepted payment in an amount in cash equal to the Change of Control Purchase Price for such Notes, (C) execute and issue a new Note equal to the aggregate principal amount of unpurchased Notes surrendered and (D) cancel and retire each surrendered Note. Unless the Company defaults in the payment for the Notes tendered pursuant to the Change of Control Offer, interest will cease to accrue with respect to the Notes tendered and all rights of Holders of such tendered Notes will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

          SECTION 3.5. Convertibility. (a) The Holders of the Notes will be entitled at any time after the Amendment Date and on or prior to the Final Maturity Date to convert any or all of their Notes into shares of Common Stock at the Conversion Price per share. The amount of shares of Common Stock to be delivered shall be the aggregate principal amount of the Notes delivered for conversion plus the amount of accrued and unpaid interest thereon divided by the Conversion Price then in effect.

          (b) Conversion of shares of the Notes may be effected by any Holder thereof upon the surrender to the Company, at the principal office of the Company or at the office of a conversion agent as may be designated by the Board of Directors, of the certificate or certificates for such Notes to be converted accompanied by a complete and manually signed Notice of Conversion (as set forth in the form of Note attached hereto) along with appropriate endorsements and transfer documents as required by the Company or any conversion agent The conversion of the Notes will be deemed to have been made on the date (the "Conversion Date") such certificate or certificates have been surrendered and the receipt of such notice of conversion. As promptly as reasonably practicable following the Conversion Date, the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the Holder of Notes being converted (or such Holder's transferee) shall be entitled, and (ii) if less than the total aggregate principal amount of the Notes evidenced by the surrendered certificate are being converted, a new certificate for the aggregate principal amount of Notes evidenced by such surrendered certificate or certificates less the aggregate principal amount of Notes being converted. On the Conversion Date, the rights of the Holder of the Notes being converted shall cease except for the right to receive shares of Common Stock and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record Holder of such shares of Common Stock at such time.

          (c) In connection with the conversion of Notes, no fractions of shares of Common Stock shall be issued, but the Company shall, with respect to any fractional interest: (i) pay cash with respect to the Market Price of such fractional share; or (ii) round up to the next whole share of Common Stock.

          SECTION 3.6. Anti-Dilution Adjustments. (a) If after the Issue Date, the Company: (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock; (2) subdivides its outstanding shares of Common Stock into a greater number of shares; or (3) combines its outstanding shares of Common Stock into a smaller number of shares; then the Conversion Price in effect immediately prior to such action shall be adjusted to the number obtained by multiplying the Conversion Price by a fraction, the numerator which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such action.

          (b) If the Company issues any shares of its Common Stock (or is deemed to have issued shares of Common Stock) at a price below the Conversion Price, the Conversion Price shall be adjusted as follows:

      X    =  Number of shares of Common Stock (i) outstanding immediately prior to the issuance and (ii) then issuable upon exercise of any of the
              Company's outstanding securities, including, options, warrants, and the Notes
     Y(A)  =  Conversion Price immediately prior to the announcement of the issuance
     Z(B)  =  Aggregate consideration received by the Company
      Y    =  Number of shares of Common Stock issued (or deemed issued) in the new issuance
     Y(AB) =  New Conversion Price

     Y(AB) =  Y(A)((X + Z(B)/ Y(A))/(X + Y))

          (c) If the Company issues any shares of its Common Stock (or is deemed to have issued shares of Common Stock) at a price below the Market Price, the Conversion Price shall be adjusted as follows:

      X    =  Number of shares of Common Stock (i) outstanding immediately prior to the issuance and (ii) then issuable upon exercise of any of the
              Company's outstanding securities, including, options, warrants, and the Notes
     Y(A)  =  Conversion Price immediately prior to the announcement of the issuance
     Z(B)  =  Aggregate consideration received by the Company
      M    =  Market Price immediately prior to the announcement of the issuance
      Y    =  Number of shares of Common Stock issued (or deemed issued) in the new issuance
     Y(AB) =  New Conversion Price

     Y(AB) =  Y(A)((X + Z(B)/ M)/(X + Y))

          (d) If the Company makes any distribution payable in securities or assets of the Company (other than shares of Common Stock), then and in each such event provision shall be made so that the Holders of Notes shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities or assets of the Company which they would have received had their Notes been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Section 3.6 with respect to the rights of the Holders of Notes.

          (e) The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment a Holder of Notes upon conversion of such Notes may receive shares of two or more classes of Capital Stock of the Company, the Conversion Price will thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock with respect to the Common Stock on terms comparable to those applicable to Common Stock described herein.

          (f) Only one adjustment shall be made with respect to any event causing an adjustment. If an adjustment is required by Section 3.6(b) and 3.6(c) hereof, only the adjustment resulting in the greatest decrease in the Conversion Price shall be made.

          (g)    For purposes of Section 3.6(b) and (c):

                 (i) If the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock ("Convertible Securities"), then the number of shares of Common Stock issuable upon the exercise, exchange or conversion of such Convertible Securities, shall be deemed to be the issuance of Common Stock;

                 (ii) The consideration receivable by the Company for Common Stock deemed issued pursuant to the preceding clause (i), shall be the total amount, if any, received by the Company as consideration for the issuance of such Convertible Securities, plus the aggregate amount of additional consideration payable to the Company upon the exercise, exchange or conversion of such Convertible Securities; and

                 (iii) Upon the expiration or termination of any Convertible Securities, the Conversion Price, to the extent in any way affected by or computed using such Convertible Securities, shall then be recomputed to reflect the issuance of only the number of shares of Common Stock (and Convertible Securities which remain in effect) that were actually issued upon the exercise, exchange or conversion of such Convertible Securities.

          (g) No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least $0.01 in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations relating to anti-dilution adjustments shall be made to the nearest cent.

          (h) No adjustment need be made for a change in the par value or no par value of the Common Stock. No adjustment shall be made to the Conversion Price for the issuance of any Excluded Stock.

          (i) If the Company is a party to a transaction involving a sale of substantially all of the assets of the Company or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Notes will be required to assume the obligations of the Company with respect to the Notes. In addition, if the Company in connection with any such transaction makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of Notes that converts such Notes would, upon such conversion, be entitled to receive, in addition to the shares of Common Stock into which such Notes are convertible, the kind and amount of securities, cash or other assets comprising the distribution that such holder would have received if such holder had converted such Notes immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

          (j) Whenever the Conversion Price is adjusted in accordance with this Section 3.6, the Company shall: (1) forthwith compute the Conversion Price in accordance with this Section 3.6 and prepare and transmit to the Transfer Agent an Officers' Certificate setting forth the Conversion Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and (2) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to this Section 3.6 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of Notes of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the adjusted Conversion Price.

          (k) After an adjustment to the Conversion Price, any subsequent event requiring an adjustment will cause a subsequent adjustment to the Conversion Price as so adjusted.

          (l) In connection with the conversion of the Notes, no fractions of shares of Common Stock shall be issued, but the Company shall, with respect to any fractional interest: (i) pay cash with respect to the Market Price of such fractional share; or (ii) round up to the next whole share of Common Stock.

          (m) It is the intent of the parties hereto that, in the aggregate, the Issue Date Common Stock, the Conversion Shares and the Warrant Shares will, as of the Closing Date, represent 51.1% of the fully-diluted Common Stock, assuming the exercise of all outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of the Company. From and after the Closing Date until September 12, 2008, to the extent that the Company issues any Common Stock (or options, warrants or other rights to acquire Common Stock), pursuant to or in connection with (i) the Binding Letter of Intent, (ii) the Company's stock option plan (other than the 14 million options outstanding under the stock option plan as of the date hereof), (iii) the 2006 Private Placement Warrants or
(iv) the Wharton Agreements (other than any Common Stock, options, warrants or other rights to acquire Common Stock issued in connection with the exercise or conversion of any securities previously issued pursuant to the Wharton Agreements), within three Business Days of such issuance of Common Stock (or options, warrants or other rights to acquire Common Stock), the Company shall issue to the Purchaser, warrants to purchase a number of shares of Common Stock equal to the number of shares of Common Stock (or options, warrants or other rights to acquire Common Stock), issued in such issuance with an exercise price equal to the lesser of (x) the applicable exercise price, conversion price or stock purchase price of such issuance and (y) $1.50. Other than the exercise price, the warrants issued pursuant to this Section 3.6(m) shall have substantially the same terms and conditions as the Warrants attached hereto as Exhibit C.

          SECTION 3.7.  Forced Conversion

          . Upon the consummation of a firm commitment underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") resulting in gross proceeds of not less than $30.0 million and an offering price to the public of not less than $1.80 per share, the Company may, within 5 Trading Days, deliver a written notice to all Holders (a "Forced Conversion Notice" and the date such notice is received by the Holders, the "Forced Conversion Notice Date") which shall have the effect of forcing the conversion of the Notes specified therein, it being understood that the "Conversion Date" for purposes of Section 3.5(b) shall be deemed to occur on the third Trading Day following the Forced Conversion Notice Date. As to each holder, a Forced Conversion Notice shall state: (i) the Conversion Date; (ii) the aggregate principal amount of Notes the Company wishes to convert; (iii) such Holder's pro-rata portion of such aggregate principal amount; (iv) the place or places where certificates for such Notes are to be surrendered for conversion; (v) that the conversion is being made pursuant to Section 3.7 hereof; and (vi) that interest on the Notes to be converted will cease to accrue on such conversion date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

          In order to induce the Purchaser to enter into this Agreement and to purchase the Securities, the Company hereby represents and warrants to and agrees with the Purchaser that on the date hereof, after giving effect to the consummation of the transactions contemplated hereby that:

          SECTION 4.1. Company Status. The Company (a) is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada, (b) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (c) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications.

          SECTION 4.2. Power and Authority. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Transaction Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Transaction Documents. The Company has duly executed and delivered each of the Transaction Documents to which it is party, and each of such Transaction Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          SECTION 4.3. No Violation. Neither the execution, delivery or performance by the Company of the Transaction Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (b) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Encumbrance , upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, in each case to which Company or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, or (c) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of the Company or any of its Subsidiaries.

          SECTION 4.4. Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date), or exemption by, any Governmental Authority is required to be obtained or made by, or on behalf of, the Company to authorize, or is required to be obtained or made by, or on behalf of, the Company in connection with (i) the execution, delivery and performance of any Transaction Document or (ii) the legality, validity, binding effect or enforceability of any Transaction Document.

          SECTION 4.5. True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Company and its Subsidiaries in writing to Purchaser (including, without limitation, all information contained in the Transaction Documents) for purposes of or in connection with this Agreement, the other Transaction Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company and its Subsidiaries in writing to Purchaser will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 4.5, such factual information shall not include any budget information (including, without limitation, any Annual Business Plan) or any pro forma financial information.

          SECTION 4.6. Use of Proceeds. (a) All proceeds from the sale of the Securities shall be used solely for the purposes set forth on Schedule 2.01 to the Loan Agreement.

          (b) No part of the proceeds from the sale of the Securities will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the sale of the Securities nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X.

          SECTION 4.7. Capital Stock. (a) As of the Closing Date, the authorized Capital Stock of the Company will consist solely of 93,750,000 shares of Common Stock, of which 63,035,769 shares are issued and outstanding (assuming no additional exercises of existing stock options) no shares are held in treasury and 7,628,762 (such amount does not include (i) any management options since they will only be exercisable upon an increase in the authorized common stock, (ii) the shares convertible upon the Cornell debt since the debt will be paid off at closing or (iii) any shares or warrants issuable under the Binding Letter of Intent since the transaction has not closed and the final consideration has not yet been determined) are reserved for issuance upon the exercise of outstanding warrants, options and other convertible or exchangeable securities (other than the Notes and the Warrants). Schedule 4.7 of the Company Disclosure Schedule sets forth the capitalization of the Company as of the Closing Date. Each share of Capital Stock of the Company that will be issued and outstanding immediately following the Closing will be duly authorized and validly issued and fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

          (b) Except as set forth on Schedule 4.7 of the Company Disclosure Schedule, as of the date of this Agreement, there are and on the Closing Date there will be (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of the Company or any Subsidiary, and (ii) no restrictions upon, or Contracts or understandings of the Company or any Subsidiary, or, to the knowledge of the Company, Contracts or understandings of any other Person, with respect to, the voting or transfer of any shares of Capital Stock of the Company or any Subsidiary.

          (c) From and after the Amendment Date, the Conversion Shares and the Warrant Shares will have been duly authorized and validly reserved for issuance in contemplation of the conversion of the Notes and the exercise of the Warrants and, when issued and delivered in accordance with the terms of the Notes or the Warrants, will have been validly issued and will be fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law.

          (d) The holders of the Notes will, upon issuance thereof, have the rights set forth in the Form of Note (subject to the limitations and qualifications set forth therein).

          SECTION 4.8. Private Offering. Assuming the accuracy of the representations and warranties set forth in Section 5.2, the offer and sale of the Securities to the Purchaser is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company, nor anyone acting on behalf of it, has offered or sold or will offer or sell any securities, or has taken or will take any other action (including, without limitation, any offering of any securities of the Company under circumstances that would require, under the Securities Act, the integration of such offering with the offering and sale of the Securities), which would subject the sale of the Securities contemplated hereby to the registration provisions of the Securities Act.

          SECTION 4.9. Brokers and Finders. Except as set forth on Schedule 4.9 of the Company Disclosure Schedule, no agent, broker, Person or firm acting on behalf of the Company or its Affiliates is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

          SECTION 4.10. Representations and Warranties in Other Documents. All representations and warranties set forth in the other Transaction Documents and the Loan Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Closing Date as if such representations or warranties were made on and as of such date (it being understood and agreed that any such representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects as of such specified date).

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

          Purchaser hereby represents and warrants to the Company as follows:

          SECTION 5.1. Organization; Authorization; Enforceability. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own its properties and assets and to carry on its business as it is now being conducted and as currently proposed to be conducted. Purchaser has the power to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and has taken all action necessary to authorize the execution, delivery and performance by it of such Transaction Documents and to consummate the transactions contemplated hereby and thereby. No other proceedings on the part of Purchaser are necessary for such authorization, execution, delivery and consummation. Purchaser has duly executed and delivered this Agreement and, at the Closing, Purchaser will have duly executed and delivered each of the other Transaction Documents to be executed and delivered at or prior to the Closing. This Agreement constitutes, and each of the other Transaction Documents to which Purchaser is a party, when executed and delivered by Purchaser, will constitute, a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 5.2. Private Placement. (a) Purchaser understands that the offering and sale of the Securities by the Company has not been registered under the Securities Act and state securities laws and is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) and/or
Regulation D thereof.

          (b) Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment and is able, without impairing Purchaser's financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of Purchaser's investment.

          (c) Purchaser has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

          (d) Purchaser is acquiring the Securities to be acquired hereunder for its own account, not as a nominee or agent, for investment and not with a view to the public resale or distribution thereof, in violation of any securities law.

          (e) Purchaser understands that the Securities may not be transferred except pursuant to a registration statement under the Securities Act or in a transaction that is exempt from registration under the Securities Act.

          (f) Purchaser is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D.

          (g) Purchaser (i) has been furnished with or has had full access to all of the information (financial or other) that it considers necessary or appropriate to make an informed investment decision with respect to the Company and the Securities and that it has requested from the Company, (ii) has had an opportunity to discuss with management of the Company the intended business, properties, condition (financial or other), operations and prospects of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access; it being understood that nothing set forth in this Section 5.2 shall affect the representations, warranties or other obligations of the Company, or the rights and remedies of Purchaser, under this Agreement in any way whatsoever.

          (h) Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated under any of the Transaction Documents. With respect to such matters, Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated under any of the Transaction Documents.

          SECTION 5.3.  Brokers or Finders

          Purchaser has not engaged any brokers, finders or agents, and neither the Company has, nor will, incur, directly or indirectly, as a result of any action taken by Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges under any of the Transaction Documents.

          SECTION 5.4.  Transfer or Resale; Legends

          (a) Purchaser understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144, Rule 144(k), or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, "Rule 144"), in each case following the applicable holding period set forth therein; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

          (b) Legends. Purchaser understands and agrees that the certificates evidencing the Notes or the Conversion Shares, or any other securities issued in respect of the Notes or the Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, bear the following legend (in addition to any legend required by the Registration Rights Agreement or under applicable state securities laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Certificates evidencing the Conversion Shares or Warrant Shares shall not contain any legend (including the legend set forth above), (i) following the sale of such Conversion Shares or Warrant Shares pursuant to a registration statement (including the Registration Statement) covering the resale of such security which is effective under the Securities Act, (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144, (iii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144(k), or
(iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent as soon as practicable upon notice by the Purchaser that it is selling Securities pursuant to a Registration Statement if required by the Company's transfer agent to effect the removal of the legend hereunder. The Company agrees that at such time as such legend is no longer required under this Section 5.4(b), it will, no later than three (3) Trading Days following the delivery by a purchaser that is not an Affiliate of the Company (a "Non-Affiliated Purchaser") to the Company or the Transfer Agent of a certificate representing Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such third Trading Day, the "Legend Removal Date"), deliver of cause to be delivered to such Non-Affiliated Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 5.4. Purchaser acknowledges that the Company's agreement hereunder to remove all legends from Conversion Shares or Warrant Shares is not an affirmative statement or representation that such Conversion Shares or Warrant Shares are freely tradable.

          SECTION 5.5. No Violation; Consents. (a) The execution, delivery and performance by Purchaser of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby do not and will not contravene any Applicable Law. The execution, delivery and performance by Purchaser of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby (i) will not violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which Purchaser is party or by which Purchaser is bound or to which any of its assets is subject, except for any such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement, and (ii) will not conflict with or violate any provision of the articles of incorporation or bylaws or other governing documents of Purchaser.

          (b) no consent, authorization or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by Purchaser for the execution, delivery and performance of any of the Transaction Documents to which it is a party or the consummation of any of the transactions contemplated hereby, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement.

          SECTION 5.6. Short Position. Neither Purchaser nor any of its Affiliates have an open short position in the Common Stock of the Company.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

          SECTION 6.1. Access to Books and Records. So long as Purchaser holds any Securities, Conversion Shares or Warrant Shares, the Company shall afford to Purchaser and Purchaser's representatives (including without limitation, its accountants and counsel) full access during normal business hours to all its properties, books, Contracts, commitments and records (including, but not limited to, tax returns) and permit the Purchaser and its representatives to discuss with management and the Company's accountants the business and affairs of the Company and the Subsidiaries.

          SECTION 6.2. Use of Proceeds. The Company shall use the proceeds from the issuance of Securities for the specific purposes set forth in the Loan Agreement.

          SECTION 6.3. Periodic Information. For so long as the Notes or any Conversion Shares are outstanding the Company shall file all reports, if any, required to be filed by the

Company under Section 13 or 15(d) of the Exchange Act and, if no longer required to file such reports, shall provide the holders of the Securities, the Conversion Shares, the Warrant Shares and prospective purchasers of such securities with the information specified in Rule 144A(d) under the Securities Act.

          SECTION 6.4. Directors and Officers Insurance; Indemnification. For so long as Purchaser holds any Notes, the Company shall maintain directors' and officers' insurance with policy limits and deductibles at least as favorable to the beneficiaries of such insurance as are currently maintained and otherwise on terms reasonably comparable to the coverage maintained by the Company on the date hereof, such insurance to be maintained with either (i) a Lloyds of London syndicate reasonably acceptable to Purchaser or (ii) an insurer with an A.M. Best financial strength rating of "A" or better. For purposes of this Section 6.4, it is understood that the directors' and officers' insurance maintained by the Company on the date hereof is acceptable to Purchaser and that the indemnification provisions of the Company bylaws are acceptable to Purchaser. For so long as Purchaser holds any Notes, the Company shall indemnify the Company's directors and officers to the fullest extent permitted under the NGCL and shall enter into all such agreements and use its best efforts to obtain any necessary amendments to its articles of incorporation or bylaws to give effect to this Section 6.4.

          SECTION 6.5. Conversion Shares. The Company agrees to use its best efforts to cause the Articles of Incorporation to be amended as soon as practicable to increase the authorized common stock to a number sufficient to support the issuance of the Common Stock underlying the Notes and the Warrants (the effective date of such amendment, the "Amendment Date"). Thereafter, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Notes, the full number of shares of common of the Company then issuable upon the conversion into Common Stock of all of the outstanding principal (including PIK Interest) and accrued interest that are outstanding from time to time under the provisions of the Note Documents. The Company covenants that all of the Conversion Shares that may be issued upon the conversion of Notes will, upon issuance, be fully paid and nonassessable, and the Company will pay all taxes (including transfer and stamp), liens and charges with respect to the issue thereof.

          SECTION 6.6. Stockholders Meeting. The Company shall hold the stockholders meeting contemplated by the Voting Agreement by no later than November 30, 2007; provided, however, that in the event that the Commission reviews the preliminary proxy statement filed in connection with such stockholders meeting, such stockholders meeting shall be held no later than January 31, 2008.

          SECTION 6.7. Plainfield Director. (a) From and after the Closing Date, Purchaser or its Affiliates (or any transferee of more than 50% of the Notes held by Purchaser) shall have the right to designate one Director (the "Plainfield Director"). As promptly as practicable after the Closing Date, the Board of Directors shall increase the number of Directors to permit the addition of the Plainfield Director and elect the person so designated to the Board of Directors. In connection with any annual or special meeting of stockholders of the Company where Directors are to be elected, the person designated by to be the Plainfield Director shall be nominated by the Board of Directors or any nominating committee thereof.

          (b) Purchaser or its Affiliates shall have the right to designate any replacement for a Plainfield Director designated for nomination or nominated in accordance with this Section 6.7 upon the death, resignation, retirement, disqualification or removal from office for other cause of such Director. The Board of Directors of the Company shall elect each person so designated.

          (c) The Company shall use its best efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of the nominee selected in accordance with this Section 6.7.

          (d) If at any time Purchaser has the right to nominate a director pursuant to this Section 6.7 but fails to exercise this right, then Purchaser or its Affiliates shall have the right to appoint one (1) representative (the "Observer"). The Observer shall have the right to attend meetings of the Board of Directors in a nonvoting observer capacity, to receive notice of such meetings and to receive the information provided by the Company to the Board of Directors.

          (e) Purchaser will have a right to effectuate their rights pursuant to this Section 6.7 so long as any Notes remain outstanding or Purchaser holds at least 5% of the Company's outstanding Common Shares.

          (f) A quorum of the Board of Directors shall require the presence of the Plainfield Director.

          (g) The Company will not increase the number of Directors above six.

          SECTION 6.8.  Information Covenants. Holdings will furnish to each
Holder:

          (a) Monthly Reports. Within 30 days after the end of each fiscal month of the Company (other than the last fiscal month of any fiscal quarter of the Company ), the balance sheet of the Company as at the end of such fiscal month and the related statements of income and statement of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, and setting forth (x) comparable budgeted income statement figures for such fiscal month as set forth in the respective Annual Business Plan delivered pursuant to Section
     6.17 and (y) beginning with the fiscal month of the Company ending September 30, 2007 comparative figures for all such financial information for the corresponding fiscal month in the prior fiscal year. All of the foregoing financial statements shall be certified by an Authorized Representative of the Company that they fairly present in all material respects in accordance with GAAP the financial condition of the Company and its Subsidiaries as of the dates indicated and the consolidated results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

          (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Company, (i) the balance sheet of the Company as at the end of such quarterly accounting period and the related statements of income and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and setting forth (x) comparable budgeted income statement figures for such quarterly accounting period as set forth in the respective Annual Business Plan delivered pursuant to Section 6.17 and (y) beginning with the quarterly accounting period ending September 30, 2007 comparative figures for all such financial information for the corresponding quarterly accounting period in the prior fiscal year, and
     (ii) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period. All of the foregoing financial statements shall be certified by an Authorized Representative of the Company that they fairly present in all material respects in accordance with GAAP the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, the filing with the Commission of a quarterly report on Form 10-Q or Form 10-QSB within the time frame allotted by the Commission for such filing, including any extension pursuant to Rule 12b-25, shall be deemed to fulfill the obligations under this Section 6.8(b).

          (c) Annual Financial Statements. Within 120 days after the close of each fiscal year of the Company, (i) the balance sheet of the Company as at the end of such fiscal year and the related statements of income and retained earnings and statement of cash flows for such fiscal year setting forth, commencing with the fiscal year of the Company ending December 31, 2007, comparative figures for the preceding fiscal year and certified by Moore Stephens Worth Frazer and Torbert, LLP or other independent certified public accountants of recognized national standing reasonably acceptable to Purchaser, accompanied by an opinion of such accounting firm (which opinion shall be without a "going concern" or like qualification or exception and without any qualification or exception as to scope of audit) stating that in the course of its regular audit of the financial statements of the Company, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default relating to financial or accounting matters which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year. Notwithstanding the foregoing, the filing with the SEC of an annual report on Form 10-K or Form 10-KSB within the time frame allotted by the SEC for such filing, including any extension pursuant to Rule 12b-25, shall be deemed to fulfill the obligations under this Section 6.8(c).

          (d) Management Letters. Promptly after receipt thereof by the Company or any of its Subsidiaries, a copy of any "management letter" received from its certified public accountants and management's response thereto.

          (e) Certificates. At the time of the delivery of the financial statements provided for in Sections 6.8 (b) and (c), a compliance certificate from an Authorized Representative of the Company in the form of Exhibit G certifying on its behalf that, to such Person's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof.

          (f) Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within three Business Days after any Authorized Representative of the Company or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against the Company or any of its Subsidiaries (A) which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or (B) with respect to any Transaction Document, or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

          (g) Environmental Matters. Promptly after the Company or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse Effect:

                 (i) any pending or threatened Environmental Claim against any of the Company or its Subsidiaries or any Real Property owned, leased or operated by it;

                 (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Company or any of its Subsidiaries that (A) results in noncompliance by it with any applicable Environmental Law or (B) could reasonably be expected to form the basis of an Environmental Claim against it or any such Real Property;

                 (iii) any condition or occurrence on any Real Property owned, leased or operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by it of such Real Property under any Environmental Law; and

                 (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Company and its Subsidiaries shall deliver to Purchaser all notices received by it from any government or governmental agency under, or pursuant to, any Environmental Law (including, without limitation, CERCLA) which identifies it as a potentially responsible party for remediation costs or which otherwise notify such Borrower or any Guarantor of potential liability under any Environmental Law (including, without limitation, CERCLA).

                 All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Company's response thereto.

                 (h) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Company and its Subsidiaries as the Purchaser may reasonably request.

          SECTION 6.9. Information Covenants. Each of the Company and its Subsidiaries will keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP, with respect to the Company and its Domestic Subsidiaries, or International GAAP, with respect to Foreign Subsidiaries, as applicable, and all requirements of law shall be made of all dealings and transactions in relation to its business and activities

          SECTION 6.10. Maintenance of Property; Insurance. The Company will, and will cause its Subsidiaries to, (i) keep all property necessary to its business in good working order and condition, ordinary wear and tear excepted and subject to the occurrence of casualty events, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as it, and (iii) furnish to Purchaser, upon its request therefor, full information as to the insurance carried. Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance.

          SECTION 6.11. Maintenance of Property; Insurance. The Company will, and will cause its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits, copyrights, trademarks and patents; provided, however, that nothing in this Section 6.11 shall prevent sales of assets and other transactions by the Company or its Subsidiaries in accordance with Section 7.2.

          SECTION 6.12. Compliance with Statutes, etc.. The Company will, and will cause its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

          SECTION 6.13. Compliance with Environmental Laws. (a) The Company will, and will cause its Subsidiaries to, comply with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by it, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Encumbrances imposed pursuant to such Environmental Laws. The Company will not, and will not permit any of its Subsidiaries to, generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by it or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of its business or operations.

          (b) (i) After the receipt by Purchaser of any notice of the type described in Section 6.8(g), (ii) at any time that the Company is not in compliance with Section 6.13(a) or (iii) in the event that the Holders have exercised any of the remedies pursuant to Article X, the Company will provide, at the sole expense of the Company and at the request of Purchaser, an environmental site assessment report concerning any Real Property owned, leased or operated by any of the Company or its Subsidiaries, prepared by an environmental consulting firm reasonably approved by Purchaser, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If the Company fails to provide the same within 30 days after such request was made, Purchaser may order the same, the cost of which shall be borne by the Company, and the Company shall grant and hereby grant to Purchaser and the Holders and their respective agents access to such Real Property and specifically grant Purchaser and the Holders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Company, all at the sole expense of the Company.

          SECTION 6.14. End of Fiscal Years; Fiscal Quarters. (a) The Company will cause (a) its fiscal year to end on December 31 of each calendar year and
(b) its fiscal quarters to end on dates consistent with a fiscal year end as provided in preceding clause (a).

          SECTION 6.15. Performance of Obligations. The Company will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound.

          SECTION 6.16. Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become an Encumbrance or charge upon any of its properties not otherwise permitted under Section 7.1(a); provided that none of the Company and its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP, with respect to the Company and its Domestic Subsidiaries, or International GAAP, with respect to Foreign Subsidiaries, as applicable.

          SECTION 6.17. Annual Business Plan. No later than thirty (30) days prior to the end of the then current calendar year, the Company shall prepare (or cause to be prepared) an annual business plan for the Company and its Subsidiaries for 2008 or the next calendar year, as applicable, which plan must be approved in writing by Purchaser, which approval shall not be unreasonably withheld. A plan approved by Purchaser is referred to herein as the "Annual

Business Plan." No changes or departures from any item in an Annual Business Plan approved by Purchaser, shall be made without the prior written approval of Purchaser, which approval shall not to be unreasonably withheld. Each Annual Business Plan shall include such information as Purchaser may reasonably request. All actual costs incurred by Purchaser in reviewing and approving any Annual Business Plan shall be reimbursed by the Company promptly following demand.

          SECTION 6.18. ERISA. None of the Company or its Subsidiaries or any ERISA Affiliate thereof will maintain or contribute to (or have an obligation to contribute to) a Plan except as may be required by Peruvian Law.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

          The Company hereby covenants and agrees that on and after the Closing Date and until the Notes (in each case, together with interest thereon) and all other obligations under the Transaction Documents (other than any indemnities described in Section 13.1 that are not then due and payable) are paid in full, the Company will not, and will not permit any of its Subsidiaries to:

          SECTION 7.1. Encumbrances. Create, incur, assume or suffer to exist any Encumbrance upon or with respect to any of its property or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to it), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Encumbrance under any similar recording or notice statute; provided that the provisions of this Section 7.1 shall not prevent the creation, incurrence, assumption or existence of the following (Encumbrances described below are herein referred to as "Permitted Encumbrances"):

          (a)    inchoate Encumbrances for taxes, assessments or governmental charges or levies not yet due or Encumbrances for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, with respect to the Company and its Domestic Subsidiaries, or International GAAP, with respect to Foreign Subsidiaries, as applicable;

          (b) Encumbrances in respect of its property or assets imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' Encumbrances and other similar Encumbrances arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Encumbrance;

          (c) Encumbrances created by or pursuant to this Agreement and the Loan Documents;

          (d) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of its business; and

          (e) Encumbrances arising out of the existence of judgments or awards in respect of which it shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all cash and the Fair Market Value of all other property subject to such Encumbrances does not exceed $100,000 at any time outstanding.

          SECTION 7.2. Consolidation, Merger, Purchase or Sale of Assets, etc. Wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger or consolidation, convey, sell or otherwise dispose of all or any part of their property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person (or agree to do any of the foregoing at any future time), except that:

          (i) Capital Expenditures by it shall be permitted to the extent not in violation of Section 7.7;

          (ii) the Company and its Subsidiaries may enter into or complete the transaction contemplated by the Binding Letter of Intent by means of a merger of Interpacific Oil S.A.C, into Pure Biofuels del Peru S.A.C., in accordance with the Peruvian General Corporations Act (Ley General de Sociedades);

          (iii) Investments may be made to the extent permitted by Section 7.5; and

          (iv) it may liquidate or otherwise dispose of Cash Equivalents in the ordinary course of business, in each case for cash at Fair Market Value.

          SECTION 7.3. Dividends. Authorize, declare or pay any Dividends with respect to it, except Dividends payable to the Company or its Subsidiaries.

          SECTION 7.4. Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a)    The Notes and Indebtedness incurred pursuant to the Loan
     Documents;

          (b) Indebtedness incurred pursuant to the Working Capital Facility in an aggregate principal amount at any time outstanding not to exceed $5,000,000;

          (c) Indebtedness in the ordinary course of its business (including, without limitation, Indebtedness such as bonds, guarantees and letters of credit, which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the disposition of assets in accordance with the requirements of this Agreement, so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person); and

          (d)    Existing Indebtedness.

          SECTION 7.5. Advances, Investments and Loan. Directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

          (a) it may acquire and hold accounts receivable owing to it, if created or acquired in the ordinary course of its business and payable or dischargeable in accordance with its customary trade terms;

          (b)    it may acquire and hold cash and Cash Equivalents;

          (c) Contingent Obligations permitted by Section 7.4, to the extent constituting Investments; and

          (d)    the Company may make Investments in its Subsidiaries.

          SECTION 7.6. Transactions with Affiliates. Enter into any transaction or series of related transactions with any Affiliate, other than in the ordinary course of business and on terms and conditions substantially as favorable to it as would reasonably be obtained by it at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

          (a)    Dividends may be paid by it to the extent provided in
     Section 7.3; and

          (b) Loans may be made and other transactions may be entered into by it to the extent permitted by Sections 7.2, 7.4 and 7.5.

          SECTION 7.7. Capital Expenditures. Make any Capital Expenditures except (a) Capital Expenditures set forth in the applicable Annual Business Plan and (b) Capital Expenditures made with the amount of Net Insurance Proceeds received by it from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid.

          SECTION 7.8. Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Limitations on Voluntary Payments, etc. (a)
Amend, modify or
change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to their Capital Stock (including any stockholders agreement), or enter into any new agreement with respect to their Capital Stock, unless such amendment, modification, change or other action contemplated by this clause (a) could not reasonably be expected to be adverse to the interests of Purchaser and the terms of any such amendment, modification, change or other action will not violate any of the other provisions of this Agreement or any other Transaction Document; or

          (b) amend, modify or change any provision of any Management Agreement unless such amendment, modification or change could not reasonably be expected to be adverse to the interests of Purchaser (although no amendment, modification or change may be made to any monetary term thereof); or

          (c) amend, modify or change any provision of any material agreement set forth on Schedule 8.23 to the Loan Agreement unless such amendment, modification or change could not reasonably be expected to be adverse to the interests of Plainfield (although no amendment, modification or change may be made to any monetary term thereof).

          SECTION 7.9. Limitation on Issuance of Capital Stock. (a) Issue any Capital Stock or securities convertible into Capital Stock (other than issuances of Excluded Stock) or (b) create, or make any amendments to, any equity incentive plan of the Company or any of its Subsidiaries other than to the 2006 Stock Option and Award Plan as amended and restated as the Pure Biofuels Corp. Stock Incentive Plan as described in the definitive proxy statement filed with the Commission on July 2, 2007.

          SECTION 7.10. Business; etc.. Engage, directly or indirectly, in any business other than the businesses engaged in by it as of the Closing Date and reasonable extensions thereof and businesses ancillary or complimentary thereto.

                                  ARTICLE VIII

                         CONDITIONS PRECEDENT TO CLOSING

          SECTION 8.1. Conditions to the Company's Obligations. The issuance of the Securities by the Company shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

          (a) The representations and warranties of Purchaser contained in this Agreement which are qualified by any "materiality", "material adverse effect" or any similar qualifier shall be true and correct in all respects and the representations and warranties of Purchaser which are not so qualified shall be true and correct in all material respect, in each case on and as of the Closing Date.

          (b) Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this

     Agreement to be performed and complied with by Purchaser at or prior to the Closing Date.

          (c) No provision of any Applicable Law, injunction, order or decree of any Governmental Authority shall be in effect which has the effect of making the transactions contemplated hereby illegal or shall otherwise restrain or prohibit the consummation of the transactions contemplated hereby.

          SECTION 8.2. Conditions to Purchaser's Obligations. The obligations of Purchaser to purchase the Securities contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

          (a) On the Closing Date and also after giving effect to the sale of the Notes on such date (a) there shall exist no Default or Event of Default and
(b) all representations and warranties contained herein and in the other Transaction Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Closing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          (b) Purchaser shall have received a certificate, dated the Closing Date and signed on behalf of the Company by an Authorized Representative, certifying on behalf of the Company that all of the conditions in Sections 8.2(a), (f), (g) and (h) have been satisfied on such date.

          (c) Purchaser shall have received (from each of DLA Piper US LLP and Lewis and Roca LLP, special counsel to the Company, an opinion addressed to Purchaser and dated the Closing Date covering such matters incident to the transactions contemplated herein as the Purchaser may reasonably request.

          (d) Purchaser shall have received a certificate from the Company, dated the Closing Date, signed by an Authorized Representative, and attested to by another Authorized Representative, in the form of Exhibit F with appropriate insertions, together with copies of the articles of incorporation and by-laws of the Company and the resolutions of the Company referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to Purchaser.

          (e) On the Closing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which Purchaser reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate officials or Governmental Authorities.

          (f) Nothing shall have occurred since June 30, 2007 (and Purchaser shall have not have become aware of any facts or conditions not previously known) which Purchaser shall determine has had, or could reasonably be expected to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the Transactions.

          (g) All necessary governmental and third party approvals and/or consents in connection with the Transactions shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transactions. On the Closing Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Transactions.

          (h) Except as set forth in Schedule 5.07 to the Loan Agreement, on the Closing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to the Transactions, this Agreement or any other Transaction Document, or (b) which Purchaser shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

          (i) The Company shall have executed and delivered the Loan Agreement and all conditions precedent to the effectiveness of the Loan Agreement and the initial borrowings thereunder shall have been satisfied and the initial borrowings shall have been made.

          (j) The Company and the stockholders party thereto shall have executed and delivered the Stockholders Agreement and the Voting Agreement.

          (k) The Company shall have executed and delivered the Registration Rights Agreement.

          (l) The bylaws of the Company shall have been amended in form and substance satisfactory to the Purchaser.

          (m) Purchaser shall have received certificates representing the Issue Date Common Stock, the Notes and the Warrants purchased by Purchaser.

          (n) Purchaser shall have received such other documents and evidence as are customary for transactions of this type or as Purchaser may reasonably request in order to evidence the satisfaction of the other conditions set forth above.

                                   ARTICLE IX

                               EVENTS OF DEFAULT

          SECTION 9.1.  Events of Default.

          One or more of the following events shall constitute an "Event of Default"

          (a) The Company shall default in the payment when due of any principal of any Note, or (b) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Note; or

          (b) Any representation, warranty or statement made or deemed made by the Company herein or in any other Transaction Document or in any certificate delivered to Purchaser or any Holder pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          (c) The Company shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.2 and 6.8(g)(i) or Article X or (b) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than those set forth in Sections 9.1(a) and (b)) and such default shall continue unremedied for a period of 30 days; or

          (d) (i) The Company or any of its Subsidiaries shall (A) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (B) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Notes) of the Company or any its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 9.1(d) unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $100,000; or

          (e) The Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days after the filing thereof; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Subsidiaries, to operate all or any substantial portion of the business of the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Subsidiaries, or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days after the filing thereof, or the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing; or any Subsidiary of the Company organized under the laws of Peru (a "Peruvian Subsidiary") shall commence a voluntary insolvency, liquidation, dissolution or reorganization proceeding under the bankruptcy laws of Peru (Ley General Concursal) or the General Corporations Act of Peru (Ley General de Sociedades) as now hereafter in effect; or a proceeding or case shall be commenced against any Peruvian Subsidiary, without application or consent, seeking (i) its reorganization, liquidation, dissolution, arrangement or warranty, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of it or of all or any substantial part of its property or (iii) similar relief in respect of it under any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, and such proceeding shall continue undismissed, or in order, judgment or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect, for a period of 60 or more days, or a declaration of bankruptcy or suspension of payment shall be entered against any Peruvian Subsidiary under the bankruptcy laws of Peru (Ley General Concursal) or the General Corporations Act of Peru (Ley General de Sociedades) as now or hereafter in effect; or

          (f) Any of the Transaction Documents shall cease to be in full force and effect, or shall cease to give Purchaser and the Holders the rights, powers and privileges purported to be created thereby, or the Company shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Transaction Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Transaction Document; or

          (g) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate for such Person a liability (to the extent not paid or not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $100,000; or

          (h) The Amendment Date shall not have occurred on or prior to November 30, 2007; provided, however, that such date shall be extended until January 31, 2008 in the event that the Commission reviews the preliminary proxy statement filed in connection with the stockholders meeting contemplated by the Voting Agreement.

                                    ARTICLE X

                            REMEDIES ON DEFAULT, ETC.

          SECTION 10.1. Acceleration. (a) If an Event of Default with respect to the Company or any Subsidiary described in Section 9.1(e) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, any Holder or Holders of more than 50% in principal amount of the Notes at the time outstanding may at any time, at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c) If any Event of Default described in Section 9.1(a) has occurred and is continuing, any Holder or Holders of Notes at the time outstanding affected by such Events of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          (d) Upon any Notes becoming due and payable under this Section, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon, and (ii) all fees, expense reimbursements obligations and other obligations of the Company accrued hereunder and under the Notes and the other Note Documents, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

          (e) Subject to applicable law, all proceeds received from the Company after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

                      (i) first, pro rata to payment or reimbursement of fees expenses and indemnities payable to the Purchaser;

                      (ii) second, pro rata to payment of principal amount outstanding on the Notes;

                      (iii) third, pro rata to any other obligations outstanding under the Note Documents; and

                      (iv) fourth, any excess, after all obligations under the Note Documents shall have been indefeasibly paid in full in cash, shall be paid to the Company or as otherwise required by law.

          SECTION 10.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 10.1, the Holder of any Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

          SECTION 10.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 10.1, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of any Notes that is due and payable and is unpaid other than by reason of such declaration, and all interest on such overdue principal and (to the extent permitted by applicable law) overdue interest in respect of the Notes, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 11.1, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 10.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

          SECTION 10.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Company will pay to the Purchaser on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of the Holders incurred in any enforcement or collection under this Section 10, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

                                   ARTICLE XI

                              AMENDMENT AND WAIVER.

          SECTION 11.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Article II, III, IV, V, VIII and Section 13.13 hereof, or any defined term (as it is used therein), will be effective as to Purchaser unless consented to by Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of Holder of each Note at the time outstanding affected thereby,
     (i) subject to the provisions of Article X relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes, (ii) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (iii) amend any of Article III, X or XI
     Section 9.1(a).

          SECTION 11.2. Solicitation of Holders of Notes. (a) Solicitation. The Company will provide each Holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this
     Section 11 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

              (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding even if such Holder did not consent to such waiver or amendment.

          SECTION 11.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 11 applies equally to Holders of Notes and is binding upon them and upon each future Holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company, on the one hand, and the Holder of any Note, on the other, nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note.

          SECTION 11.4. Notes held by Company, etc. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of the Company's Affiliates shall be deemed not to be outstanding.

                                   ARTICLE XII

           REGISTRATION; EXCHANGE; SUBSTITUTION AND PAYMENT OF NOTES.

          SECTION 12.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder of a Note upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.

          SECTION 12.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 5.2

          SECTION 12.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Note is, or is a nominee for, the Purchaser or another Holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

within ten (10) Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          SECTION 13.1. Indemnification. The Company hereby agrees to: (i) after the occurrence of an Event of Default, pay all reasonable out-of-pocket costs and expenses of Purchaser in connection with the enforcement of this Agreement and the other Transaction Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the Notes in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for Purchaser);
(ii) pay and hold Purchaser harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to Purchaser) to pay such taxes; and (iii) indemnify Purchaser, and its officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of,
(x) any investigation,
litigation or other proceeding (whether or not Purchaser is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of the Company) related to the entering into and/or performance of this Agreement or any other Transaction Document or the use of the proceeds of from the sale of the Notes or the consummation of the Transactions or the exercise of any of their rights or remedies provided herein or in the other Transaction Documents, (y) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by the Company or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Company or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Company or any of its Subsidiaries, the non-compliance by the Company or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Company or any of its Subsidiaries, or any Real Property at any time owned, leased or operated by the Company or any of its Subsidiaries or (z) claims asserted or alleged by any broker, consultant or other advisor of any Credit Party, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless Purchaser set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          SECTION 13.2. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service. Notices shall be delivered as follows:

          If to the Company:       Pure Biofuels Corp.
                                   Av. Canaval y Moreyra 380 of 402
                                   San Isidro, Lima
                                   Peru
                                   Attention:  Luis Goyzueta
                                   Telephone:  +511-221-7365
                                   Facsimile:  +511-221-7347
          with a copy to:          ARC Investment Partners, LLC
                                   9440 Little Santa Monica Blvd., Suite 400
                                   Beverly Hills, CA 90210
                                   Attention:  Steven Magami
                                   Telephone:  310-402-5901
                                   Facsimile:  310-402-5947

          And:                     DLA Piper US LLP
                                   1251 Avenue of the Americas
                                   New York, NY 10020-1104
                                   Attn: Daniel I. Goldberg, Esq.
                                   Telephone: 212-335-4966
                                   Facsimile: 212-884-8466

          if to Purchaser:         Plainfield Peru I LLC
                                   Plainfield Peru II LLC
                                   c/o Plainfield Asset Management LLC
                                   55 Railroad Avenue
                                   Greenwich, CT 06830
                                   Attention: General Counsel
                                   Telephone: 203-302-1700
                                   Facsimile: 203-302-1779

          with a copy to:          White & Case LLP
                                   1155 Avenue of the Americas
                                   New York, New York  10036
                                   Attn: Thomas P. Higgins, Esq.
                                   Telephone: 212-819-8813
                                   Facsimile: 212-354-8113

          SECTION 13.3. Governing Law; Submission to Jurisdictionl Venue; Waiver of Jury Trial. (a) THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT BROUGHT IN

ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH SECTION 13.2, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREE NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER NOTE DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PURCHASER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

          (b) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          SECTION 13.4. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          SECTION 13.5. Exhibits and Schedules. Each of the exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

          SECTION 13.6. Expenses. The Company shall reimburse the Purchaser for all reasonable disbursements and out-of-pocket expenses incurred by the Purchaser in connection with the transactions contemplated hereby, including, without limitation, the fees and disbursements of White & Case LLP, counsel to the Purchaser, Estudio Echecopar, Peruvian counsel to the Purchaser, and Lionel Sawyer & Collins, Nevada counsel to the Purchaser. On the Closing Date, Purchaser shall provide the Company with documentation reasonably satisfactory to the Company for such disbursements and out-of-pocket expenses.

          SECTION 13.7. Press Releases and Public Announcements. All public announcements or disclosures relating to this Agreement and the transactions contemplated hereby shall be made only if mutually agreed upon by the Company and Purchaser, except to the extent such disclosure is, in the opinion of counsel, required by or advisable under Applicable Law, provided that (a) any such required disclosure shall only be made, to the extent consistent with Applicable Law and (b) no such announcement or disclosure (except as required by Applicable Law) shall identify Purchaser without Purchaser's prior consent.

          SECTION 13.8. Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of Purchaser, and may not be assigned or delegated by Purchaser without the Company's prior written consent except that Purchaser may assign any or all of its rights and obligations under this Agreement to any Purchaser Affiliate, provided Purchaser notifies the Company in writing, and Purchaser may transfer the Notes as provided in Article XII. Any attempted assignment or delegation of rights, duties or obligations hereunder other than as contemplated in the preceding sentence shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than the parties hereto and their permitted successors and assigns (including any subsequent Holder of a Note), except as expressly set forth in Section 13.1 or this Section 13.8.

          SECTION 13.9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

          SECTION 13.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of any original executed counterpart hereof.

          SECTION 13.11. Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated hereby, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to Purchaser the Notes to be purchased by it hereunder.

          SECTION 13.12. No Waiver; Remedies Cumulative. No failure or delay on the part of the Purchaser or any Holder in exercising any right, power or privilege hereunder or under any other Note Document and no course of dealing between the Company and the Purchaser or any Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Note Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Note Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Purchaser or any Holder would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchaser or any Holder to any other or further action in any circumstances without notice or demand.

          SECTION 13.13. Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate, and that as between the Company and Purchaser any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement as between the Company and Purchaser, or prevent any violation hereof, and, to the extent permitted by applicable as between the Company and Purchaser law, each party waives any objection to the imposition of such relief.

          SECTION 13.14. Confidentiality. The Purchaser and each of the Holders agrees that, without the prior consent of the Company, it will use its best efforts not to disclose any information with respect to the Company that is furnished pursuant to this Agreement, any other Note Document or any documents contemplated by or referred to herein or therein and which is designated by the Company to the Holders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Holder may disclose any such information (a) to its employees, Affiliates, auditors and counsel, advisors or to another Holder, (b) as has become generally available to the public other than by a breach of this Section 13.14, (c) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Holder or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency, the NAIC, the SVO or similar organizations (whether in the United States or elsewhere) or their successors, (d) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Holder, (e) to any prospective Holder in connection with any contemplated transfer pursuant to Article XII; provided that such prospective Holder shall have been made aware of this Section 13.14 and shall have agreed to be bound by its provisions as if it were a party to this Agreement, (f) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the this Agreement customarily found in such publications,
(g) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Note Documents, (h) to a Person that is an investor or prospective investor in the Holder or any Affiliate thereto, that, in each case, agrees that its access to information regarding the Company and the Notes is solely for purposes of evaluating an investment in such entity, (i) to a Person that is an investor or prospective investor in a Securitization (as defined below) that agrees that its access to information regarding the Company and the Notes is solely for purposes of evaluating an investment in such Securitization, (j) to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization, or (k) to a nationally recognized rating agency that requires access to information regarding the Company, the Notes and the Note Documents in connection with ratings issued with respect to a Securitization. For purposes of this Section, "Securitization" means a public or private offering by a Holder or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Notes or the Note Documents.

                           [SIGNATURE PAGES TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                              PURE BIOFUELS CORP.


                                              By /s/ Luis Goyzueta
                                                 ----------------------
                                                 Name:  /s/ Luis Goyzueta
                                                 Title:  Chief Executive Officer

                                            Signature Page to Purchase Agreement

                                              Plainfield Peru I LLC


                                              By /s/ Steven Segaloff
                                                 ----------------------
                                                 Name:  Steven Segaloff
                                                 Title: Senior Vice President

                                              Plainfield Peru II LLC


                                              By /s/ Steven Segaloff
                                                 ----------------------
                                                 Name:  Steven Segaloff
                                                 Title: Senior Vice President

                                            Signature Page to Purchase Agreement

                                                                       EXHIBIT A

              FORM OF 10%/12% SENIOR CONVERTIBLE PIK ELECTION NOTE

$[__________]                                                 New York, New York
                                                                       [ ], 20__

          FOR VALUE RECEIVED, PURE BIOFUELS CORP., a corporation incorporated under the laws of the state of Nevada (the "Company"), hereby promises to pay to ______________________ or its registered assigns (the "Holder"), in lawful money of the United States of America in immediately available funds, at the office of
the Holder located at __________________________ on [                    ], 2012
the principal sum of _____________________________ ($[__________]).

          The Company promises to pay to the Holder interest on the principal amount of this Note at a rate per annum set forth below from the date of issuance until maturity. The Company will pay interest on this Note semi-annually in arrears on _________ and __________ of each year, commencing on _____________, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including ______________. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, from time to time on demand at a rate per annum that is 2% in excess of the rate otherwise payable. If an Event of Default has occurred and is continuing, interest on this Note shall accrue at a rate per annum that is 2% in excess of the rate otherwise applicable. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The Company may, at its option, elect to pay interest on this Note (i) entirely in cash ("Cash Interest") or (ii) entirely by issuing additional Notes ("PIK Interest") . The first payment of interest on this Note shall be in PIK Interest. Thereafter, the Company must elect the form of interest payment with respect to each interest period by delivering a notice to the Holder prior to the beginning of each interest period. In the absence of such an election for any interest period, interest on this Note will be payable in the form of the interest payment for the prior interest period.

          Cash Interest on this Note will accrue at the rate of 10% per annum. PIK Interest on this Note will accrue at the rate of 12% per annum and be payable by issuing additional Notes ("PIK Notes") in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) and the Company will issue and deliver such PIK Notes to the Holder of this Note. Any PIK Notes will be dated as of the applicable interest payment date and will bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment will mature on September [ ], 2012 and will be governed by, and subject to the terms, provisions and conditions of, the Purchase Agreement referred to below and shall have the same rights and benefits as the Notes issued on the Issue Date.

                                     Exh. A

          The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

     1.  Purchase Agreement

          This Note is one of a series of Senior Convertible PIK Election Notes issued pursuant to a Securities Purchase Agreement, dated as of September 12, 2007 (as from time to time amended, the "Purchase Agreement"), between the Company and the purchaser named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 13.14 of the Purchase Agreement and (ii) to have made the representation set forth in Section
5.2 of the Purchase Agreement.

     2.  Optional Redemption

          This Note is not subject to optional prepayment or redemption.

     3.  Registration and Transfer

          This Note is a registered Note and, as provided in the Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     4.  Conversion

          The Holder may convert this Note into fully paid and nonassessable shares of Common Stock of the Company at any time after the Amendment Date (as defined in the Purchase Agreement) and on or prior to September [ ], 2012. The initial conversion price is $0.60 per share, subject to adjustment as provided in the Purchase Agreement. To determine the number of shares issuable upon conversion of this Note, divide the principal amount and accrued but unpaid interest to be converted by the conversion price in effect on the conversion date. In connection with the conversion of Notes, no fractions of shares of Common Stock shall be issued, but the Company shall, with respect to any fractional interest: (i) pay cash with respect to the Market Price of such fractional share; or (ii) round up to the next whole share of Common Stock.

     5.  Events of Default

          If an Event of Default, as defined in the Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Purchase Agreement.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                                                         PURE BIOFUELS CORP.


                                                         By:
                                                            -------------------
                                                            Name:
                                                            Title:

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

Your Signature:

--------------------------------------------------------------------------------
                 (Sign exactly as your name appears on the Note)


Date: ______________________________

                                CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box: [ ]

To convert only part of this Security, state the principal amount to be converted: $____________________.

If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

Your Signature:

--------------------------------------------------------------------------------
                 (Sign exactly as your name appears on the Note)

Date: ______________________________

                                                                       EXHIBIT B

                     [FORM OF REGISTRATION RIGHTS AGREEMENT]

                                     Exh. B

                                                                       EXHIBIT C

                                [FORM OF WARRANT]

                                     Exh. C

                                                                       EXHIBIT D

         [FORM OF OPINION OF DLA PIPER, SPECIAL COUNSEL TO THE COMPANY]

                                     Exh. D

                                                                       EXHIBIT E

               [FORM OF OPINION OF NEVADA COUNSEL TO THE COMPANY]

                                     Exh. E

                                                                       EXHIBIT F

                          [FORM OF CLOSING CERTIFICATE]